Exhibit 99.1

Tenet Reports Strong Third Quarter 2025 Results;
Raises 2025 Financial Outlook

•Net income available to common shareholders in third quarter 2025 was $342 million, or $3.86 per diluted share

•Adjusted diluted earnings per share1 increased 26.3% to $3.70 in third quarter 2025 compared to $2.93 in third quarter 2024

•Consolidated Adjusted EBITDA1 in third quarter 2025 increased 12.4% to $1.099 billion compared to third quarter 2024; Third quarter 2025 Adjusted EBITDA margin was 20.8%

•Third quarter 2025 Ambulatory Care Adjusted EBITDA of $492 million increased 12.1% over third quarter 2024

•FY 2025 Adjusted EBITDA Outlook is now expected to be in the range of $4.47 billion to $4.57 billion, a $50 million increase at the midpoint

DALLAS — October 28, 2025 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended September 30, 2025.

"Our high acuity service line focus and operational discipline enabled us to deliver strong same store revenue growth and attractive operational performance and free cash flow in the third quarter," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "We are well positioned for continued growth as we execute on our strategy in each of our markets."

Tenet’s results for third quarter 2025 versus third quarter 2024 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share results)	2025	2024	2025	2024
Net operating revenues	$5,289	$5,126	$15,783	$15,602
Net income available to Tenet common shareholders	$342	$472	$1,036	$2,882
Net income available to Tenet common shareholders per diluted share	$3.86	$4.89	$11.28	$29.27
Adjusted EBITDA[1]	$1,099	$978	$3,383	$2,947
Adjusted diluted earnings per share[1]	$3.70	$2.93	$12.10	$8.47

•Net income available to the Company’s common shareholders in third quarter 2025 was $342 million, or $3.86 per diluted share, versus $472 million, or $4.89 per diluted share, in third quarter 2024. Third quarter 2024 results included a pre-tax gain of $348 million ($209 million after-tax or $2.16 per diluted share) primarily associated with the sale of the Company's 70% majority ownership interest in Brookwood Baptist Health in Alabama.

•Adjusted EBITDA1 in third quarter 2025 was $1.099 billion compared to $978 million in third quarter 2024, reflecting strong growth in same facility revenue, higher acuity, favorable payer mix, and disciplined expense management.

•In the third quarter of 2025, the Hospital segment recognized a $38 million favorable pre-tax impact associated with additional Medicaid supplemental revenues related to prior years.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the nine months ended September 30, 2025 were $2.809 billion versus $2.378 billion for the nine months ended September 30, 2024.

•The Company produced free cash flow1 of $2.163 billion for the nine months ended September 30, 2025 versus $1.777 billion for the nine months ended September 30, 2024.

•In the three months ended September 30, 2025, the Company repurchased 0.6 million shares of common stock for $93 million. In the nine months ended September 30, 2025, the Company repurchased 7.8 million shares of common stock for $1.188 billion.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 2.30x at September 30, 2025 compared to 2.45x at June 30, 2025 and 2.54x at December 31, 2024.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of September 30, 2025, USPI had interests in 530 ambulatory surgery centers (398 consolidated) and 26 surgical hospitals (eight consolidated) in 37 states.

	Three Months Ended September 30,		Nine Months Ended September 30,
Ambulatory segment results ($ in millions)	2025	2024	2025	2024
Revenues
Net operating revenues	$1,275	$1,139	$3,739	$3,275
Same-facility system-wide net patient service revenues[2]	$2,109	$1,947	$6,109	$5,682
Changes versus the Prior-Year Period
Same-facility system-wide net patient service revenues	8.3%	8.7%	7.5%	7.5%
Same-facility system-wide net patient service revenue per case	6.1%	7.6%	7.7%	7.0%
Same-facility system-wide surgical cases[2]	2.1%	1.0%	(0.2)%	0.4%
Same-facility system-wide surgical cases on same-business day basis[2]	2.1%	(0.6)%	0.4%	(0.1)%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA	$492	$439	$1,446	$1,280
Adjusted EBITDA margin	38.6%	38.5%	38.7%	39.1%
Adjusted EBITDA less NCI	$292	$265	$874	$779

•Third quarter 2025 net operating revenues increased 11.9% compared to third quarter 2024 driven by strong growth in same-facility net patient services revenues, acquisitions of facilities, and increased service lines.

•Surgical business same-facility system-wide net patient service revenues increased 8.3% in third quarter 2025 compared to third quarter 2024, with cases up 2.1% and net revenue per case up 6.1%. Net revenue per case growth was driven by favorable case mix, increases in higher acuity volumes over the prior year, as well as favorable payer mix.

•Third quarter 2025 Adjusted EBITDA increased 12.1% compared to third quarter 2024, due to strong growth in same-facility net patient service revenues, disciplined expense management, and contributions from acquisitions.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions.

	Three Months Ended September 30,		Nine Months Ended September 30,
Hospital segment results ($ in millions)	2025	2024	2025	2024
Revenues
Net operating revenues	$4,014	$3,987	$12,044	$12,327
Same-hospital net patient service revenues[3]	$3,422	$3,184	$10,296	$9,688
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	1.5%	5.2%	2.5%	4.9%
Adjusted admissions[4]	1.4%	2.7%	1.6%	2.3%
Outpatient visits (including outpatient ER visits)	(1.5)%	0.5%	(1.4)%	0.1%
Emergency Room visits (inpatient and outpatient)	(2.0)%	(0.2)%	(1.8)%	1.8%
Hospital surgeries	0.7%	0.6%	(0.8)%	—%
Adjusted EBITDA
Adjusted EBITDA	$607	$539	$1,937	$1,667
Adjusted EBITDA margin	15.1%	13.5%	16.1%	13.5%

•Third quarter 2025 net operating revenues increased 0.7% from third quarter 2024 primarily due to growth in same hospital adjusted admissions, favorable payer mix and higher acuity, partially offset by the impact of hospital divestitures in 2024.

•Same-hospital net patient service revenue per adjusted admission increased 5.9% year-over-year for third quarter 2025 primarily due to favorable payer mix, increased Medicaid supplemental revenues, and our focus on growing higher acuity services.

•Adjusted EBITDA in third quarter 2025 was $607 million compared to $539 million in third quarter 2024, reflecting strong same-hospital revenue growth, favorable payer mix, and disciplined expense management.

•In the third quarter of 2025, the Hospital segment recognized a $38 million favorable pre-tax impact associated with additional Medicaid supplemental revenues related to prior years.

2025 Outlook1

Tenet’s Outlook for full year 2025 (consolidated and by segment) follows.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2025 Outlook
Net operating revenues	$21,150 to $21,350
Net income available to Tenet common stockholders	$1,334 to $1,399
Adjusted EBITDA	$4,470 to $4,570
Adjusted EBITDA margin	21.1% to 21.4%
Diluted income per common share	$14.66 to $15.37
Adjusted net income	$1,450 to $1,480
Adjusted diluted earnings per share	$15.93 to $16.26
Equity in earnings of unconsolidated affiliates	$255 to $265
Depreciation and amortization	$820 to $850
Interest expense	$815 to $825
Income tax expense[5]	$510 to $535
Net income available to NCI	$940 to $990
Weighted average diluted common shares	~91 million
Net cash provided by operating activities	$3,150 to $3,500
Adjusted net cash provided by operating activities	$3,300 to $3,600
Capital expenditures	$875 to $975
Free cash flow	$2,275 to $2,525
Adjusted free cash flow	$2,425 to $2,625
NCI cash distributions	$780 to $830

Ambulatory Segment ($ in millions)	FY 2025 Outlook
Net operating revenues	$5,100 to $5,150
Adjusted EBITDA	$2,000 to $2,040
NCI	$790 to $820
Adjusted EBITDA less NCI	$1,210 to $1,220
Changes versus prior year[6]:
Same-facility system-wide revenue	Up 5.5% to 7.5%

Hospital Segment ($ in millions)	FY 2025 Outlook
Net operating revenues	$16,050 to $16,200
Adjusted EBITDA	$2,470 to $2,530
NCI	$150 to $170
Changes versus prior year[6]:
Inpatient admissions	Up 2.0% to 3.0%
Adjusted admissions	Up 1.5% to 2.5%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s third quarter 2025 results in a webcast scheduled for 10:30 a.m. Eastern Time (9:30 a.m. Central Time) on October 28, 2025. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on October 28, 2025.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2024 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our full year 2025 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2025, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2024 through September 30, 2025. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation benefit (costs) excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share is defined by the Company as Adjusted net income available (loss attributable) to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation benefit (costs) excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Third Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended September 30,
	2025	%	2024	%	Change
Net operating revenues	$5,289	100.0%	$5,126	100.0%	3.2%
Equity in earnings of unconsolidated affiliates	64	1.2%	62	1.2%	3.2%
Operating expenses:
Salaries, wages and benefits	2,204	41.7%	2,218	43.3%	(0.6)%
Supplies	931	17.6%	881	17.2%	5.7%
Other operating expenses, net	1,119	21.2%	1,111	21.6%	0.7%
Depreciation and amortization	218	4.1%	209	4.1%
Impairment and restructuring charges, and acquisition-related costs	23	0.4%	19	0.4%
Litigation and investigation (benefit) costs	(11)	(0.2)%	9	0.2%
Net gains on sales, consolidation and deconsolidation of facilities	(20)	(0.4)%	(348)	(6.8)%
Operating income	889	16.8%	1,089	21.2%
Interest expense	(206)		(202)
Other non-operating income, net	29		35
Income before income taxes	712		922
Income tax expense	(133)		(241)
Net income	579		681
Less: Net income available to noncontrolling interests	237		209
Net income available to Tenet Healthcare Corporation common shareholders	$342		$472

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$3.89		$4.93
Diluted	$3.86		$4.89

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	87,951		95,665
Diluted	88,610		96,652

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Nine Months Ended September 30,
	2025	%	2024	%	Change
Net operating revenues	$15,783	100.0%	$15,602	100.0%	1.2%
Equity in earnings of unconsolidated affiliates	181	1.1%	182	1.2%	(0.5)%
Operating expenses:
Salaries, wages and benefits	6,483	41.1%	6,707	43.0%	(3.3)%
Supplies	2,770	17.6%	2,717	17.4%	2.0%
Other operating expenses, net	3,328	21.0%	3,413	21.9%	(2.5)%
Depreciation and amortization	632	4.0%	625	4.0%
Impairment and restructuring charges, and acquisition-related costs	66	0.4%	75	0.5%
Litigation and investigation costs	34	0.2%	18	0.1%
Net gains on sales, consolidation and deconsolidation of facilities	(4)	—%	(2,906)	(18.6)%
Operating income	2,655	16.8%	5,135	32.9%
Interest expense	(616)		(623)
Other non-operating income, net	80		89
Loss from early extinguishment of debt	—		(8)
Income before income taxes	2,119		4,593
Income tax expense	(396)		(1,101)
Net income	1,723		3,492
Less: Net income available to noncontrolling interests	687		610
Net income available to Tenet Healthcare Corporation common shareholders	$1,036		$2,882

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$11.37		$29.56
Diluted	$11.28		$29.27

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	91,109		97,505
Diluted	91,805		98,518

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$2,975	$3,019
Accounts receivable	2,518	2,536
Inventories of supplies, at cost	346	346
Assets held for sale	82	21
Other current assets	1,889	1,760
Total current assets	7,810	7,682
Investments and other assets	2,939	3,037
Deferred income taxes	72	80
Property and equipment, at cost, less accumulated depreciation and amortization	6,091	6,049
Goodwill	11,158	10,691
Other intangible assets, at cost, less accumulated amortization	1,348	1,397
Total assets	$29,418	$28,936

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$85	$92
Accounts payable	1,356	1,294
Accrued compensation and benefits	857	899
Professional and general liability reserves	287	238
Accrued interest payable	248	149
Liabilities held for sale	12	13
Income tax payable	28	18
Other current liabilities	1,687	1,607
Total current liabilities	4,560	4,310
Long-term debt, net of current portion	13,102	13,081
Professional and general liability reserves	891	900
Defined benefit plan obligations	296	298
Deferred income taxes	269	227
Other long-term liabilities	1,600	1,573
Total liabilities	20,718	20,389
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,917	2,727
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,872	4,873
Accumulated other comprehensive loss	(174)	(180)
Retained earnings	4,044	3,008
Common stock in treasury, at cost	(4,736)	(3,538)
Total shareholders’ equity	4,014	4,171
Noncontrolling interests	1,769	1,649
Total equity	5,783	5,820
Total liabilities and equity	$29,418	$28,936

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in millions)	Nine Months Ended
	September 30,
	2025	2024
Net income	$1,723	$3,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	632	625
Deferred income tax expense (benefit)	51	(29)
Stock-based compensation expense	79	52
Impairment and restructuring charges, and acquisition-related costs	66	75
Litigation and investigation costs	34	18
Net gains on sales, consolidation and deconsolidation of facilities	(4)	(2,906)
Loss from early extinguishment of debt	—	8
Equity in earnings of unconsolidated affiliates, net of distributions received	(13)	(9)
Amortization of debt discount and debt issuance costs	18	21
Net gains from the sale of investments and long-lived assets	(2)	(2)
Other items, net	(3)	(3)
Changes in cash from operating assets and liabilities:
Accounts receivable	68	183
Inventories and other current assets	(58)	10
Income taxes	15	821
Accounts payable, accrued expenses and other current liabilities	237	123
Other long-term liabilities	50	18
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(84)	(119)
Net cash provided by operating activities	2,809	2,378
Cash flows from investing activities:
Purchases of property and equipment	(646)	(601)
Purchases of businesses or joint venture interests, net of cash acquired	(266)	(524)
Proceeds from sales of facilities and other assets	18	4,965
Proceeds from sales of marketable securities and long-term investments	74	25
Purchases of marketable securities and long-term investments	(69)	(46)
Other items, net	3	(18)
Net cash provided by (used in) investing activities	(886)	3,801
Cash flows from financing activities:
Repayments of borrowings	(90)	(2,212)
Proceeds from borrowings	21	16
Repurchases of common stock	(1,188)	(672)
Distributions paid to noncontrolling interests	(585)	(496)
Proceeds from the sale of noncontrolling interests	27	13
Purchases of noncontrolling interests	(88)	(127)
Advances from managed care payers	—	342
Repayments of advances from managed care payers	(33)	(160)
Taxes paid related to net share settlement, net of proceeds from shares issued under stock-based compensation plans	(47)	(14)
Other items, net	16	(3)
Net cash used in financing activities	(1,967)	(3,313)
Net increase (decrease) in cash and cash equivalents	(44)	2,866
Cash and cash equivalents at beginning of period	3,019	1,228
Cash and cash equivalents at end of period	$2,975	$4,094
Supplemental disclosures:
Interest paid, net of capitalized interest	$(499)	$(555)
Income tax payments, net	$(329)	$(308)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions)	2025	2024	2025	2024
Net operating revenues:
Ambulatory Care	$1,275	$1,139	$3,739	$3,275
Hospital Operations and Services	4,014	3,987	12,044	12,327
Total	$5,289	$5,126	$15,783	$15,602

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$63	$61	$176	$175
Hospital Operations and Services	1	1	5	7
Total	$64	$62	$181	$182

Adjusted EBITDA:
Ambulatory Care	$492	$439	$1,446	$1,280
Hospital Operations and Services	607	539	1,937	1,667
Total	$1,099	$978	$3,383	$2,947

Adjusted EBITDA margins:
Ambulatory Care	38.6%	38.5%	38.7%	39.1%
Hospital Operations and Services	15.1%	13.5%	16.1%	13.5%
Total	20.8%	19.1%	21.4%	18.9%

Capital expenditures:
Ambulatory Care	$38	$28	$90	$65
Hospital Operations and Services	242	188	556	536
Total	$280	$216	$646	$601

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2025	2024	2025	2024
Net income available to Tenet Healthcare Corporation common shareholders	$342	$472	$1,036	$2,882
Less:
Impairment and restructuring charges, and acquisition-related costs	(23)	(19)	(66)	(75)
Litigation and investigation benefit (costs)	11	(9)	(34)	(18)
Net gains on sales, consolidation and deconsolidation of facilities	20	348	4	2,906
Loss from early extinguishment of debt	—	—	—	(8)
Tax and noncontrolling interests impact of above items	6	(130)	21	(755)
Adjusted net income available to common shareholders	$328	$282	$1,111	$832

Diluted earnings per share	$3.86	$4.89	$11.28	$29.27
Less:
Impairment and restructuring charges, and acquisition-related costs	(0.26)	(0.20)	(0.72)	(0.76)
Litigation and investigation benefit (costs)	0.12	(0.09)	(0.37)	(0.19)
Net gains on sales, consolidation and deconsolidation of facilities	0.23	3.60	0.04	29.50
Loss from early extinguishment of debt	—	—	—	(0.08)
Tax and noncontrolling interests impact of above items	0.07	(1.35)	0.23	(7.67)
Adjusted diluted earnings per share	$3.70	$2.93	$12.10	$8.47

Weighted average basic shares outstanding (in thousands)	87,951	95,665	91,109	97,505
Weighted average dilutive shares outstanding (in thousands)	88,610	96,652	91,805	98,518

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions)	2025	2024	2025	2024
Net income available to Tenet Healthcare Corporation common shareholders	$342	$472	$1,036	$2,882
Less:
Net income available to noncontrolling interests	(237)	(209)	(687)	(610)
Net income	579	681	1,723	3,492
Income tax expense	(133)	(241)	(396)	(1,101)
Loss from early extinguishment of debt	—	—	—	(8)
Other non-operating income, net	29	35	80	89
Interest expense	(206)	(202)	(616)	(623)
Operating income	889	1,089	2,655	5,135
Litigation and investigation benefit (costs)	11	(9)	(34)	(18)
Net gains on sales, consolidation and deconsolidation of facilities	20	348	4	2,906
Impairment and restructuring charges, and acquisition-related costs	(23)	(19)	(66)	(75)
Depreciation and amortization	(218)	(209)	(632)	(625)
Adjusted EBITDA	$1,099	$978	$3,383	$2,947

Net operating revenues	$5,289	$5,126	$15,783	$15,602

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	6.5%	9.2%	6.6%	18.5%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	20.8%	19.1%	21.4%	18.9%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	2025
(Dollars in millions)	Q3	YTD
Net cash provided by operating activities	$1,058	$2,809
Purchases of property and equipment	(280)	(646)
Free cash flow	$778	$2,163

Net cash used in investing activities	$(385)	$(886)
Net cash used in financing activities	$(323)	$(1,967)

Net cash provided by operating activities	$1,058	$2,809
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(3)	(84)
Adjusted net cash provided by operating activities	1,061	2,893
Purchases of property and equipment	(280)	(646)
Adjusted free cash flow	$781	$2,247

	2024
(Dollars in millions)	Q3	YTD
Net cash provided by operating activities	$1,045	$2,378
Purchases of property and equipment	(216)	(601)
Free cash flow	$829	$1,777

Net cash provided by investing activities	$667	$3,801
Net cash used in financing activities	$(498)	$(3,313)

Net cash provided by operating activities	$1,045	$2,378
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(55)	(119)
Adjusted net cash provided by operating activities	1,100	2,497
Purchases of property and equipment	(216)	(601)
Adjusted free cash flow	$884	$1,896

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available to Common Shareholders
(Unaudited)

	FY 2025
(Dollars in millions, except per share amounts)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$1,334	$1,399
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(150)	(100)
Net gains on sales, consolidation and deconsolidation of facilities(2)	4	4
Tax and noncontrolling interests impact of above items	30	15
Adjusted net income available to common shareholders	$1,450	$1,480

Diluted earnings per share	$14.66	$15.37
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(1.65)	(1.10)
Net gains on sales, consolidation and deconsolidation of facilities	0.05	0.05
Tax and noncontrolling interests impact of above items	0.33	0.16
Adjusted diluted earnings per share	$15.93	$16.26

Weighted average basic shares outstanding (in thousands)	90,000	90,000
Weighted average dilutive shares outstanding (in thousands)	91,000	91,000

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2) The Company does not generally forecast net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2025.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	FY 2025
(Dollars in millions)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$1,334	$1,399
Less:
Net income available to noncontrolling interests	(940)	(990)
Income tax expense	(510)	(535)
Interest expense	(825)	(815)
Other non-operating income, net	105	115
Net gains on sales, consolidation and deconsolidation of facilities(2)	4	4
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(150)	(100)
Depreciation and amortization	(820)	(850)
Adjusted EBITDA	$4,470	$4,570

Net income available to Tenet Healthcare Corporation common shareholders	$1,334	$1,399
Net operating revenues	$21,150	$21,350
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	6.3%	6.6%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	21.1%	21.4%

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2) The Company does not generally forecast net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2025.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow and Outlook Adjusted Free Cash Flow
(Unaudited)

	FY 2025
(Dollars in millions)	Low	High
Net cash provided by operating activities	$3,150	$3,500
Purchases of property and equipment	(875)	(975)
Free cash flow	$2,275	$2,525

Net cash provided by operating activities	$3,150	$3,500
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(150)	(100)
Adjusted net cash provided by operating activities	3,300	3,600
Purchases of property and equipment	(875)	(975)
Adjusted free cash flow(2)	$2,425	$2,625

(1) The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs or settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.